Exhibit 99.1

PDS Biotech Announces Preclinical Data for PDS0202 Universal Influenza Vaccine

PDS0202 (Infectimune™ + COBRA Influenza Antigens) neutralized multiple strains of the flu and provided effective protection against infection in preclinical studies

Florham Park N.J., Jan. 27, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technologies, today announced preclinical data for its universal flu vaccine, which was shown to be effective against multiple strains of the influenza virus.

Due to the existence of multiple strains of flu, a new seasonal flu vaccination is usually developed to provide protection against the strains predicted to be prevalent in an upcoming flu season.  As a result, the protective efficacy of the current vaccines varies widely from season to season.  PDS Biotechnology is developing a new generation of flu vaccines with the potential to provide long-lasting, and broad protection against multiple strains of the virus.  We believe that the successful development of a universal flu vaccine could eliminate the need to create a vaccine to protect against each year’s predicted variants. According to the World Health Organization, influenza causes 3 to 5 million cases and approximately 290,000 to 650,000 deaths each year.

PDS0202 combines PDS Biotech’s proprietary Infectimune™ technology with proprietary COBRA (Computationally Optimized Broadly Reactive Antigens) designed by renowned influenza expert Dr. Ted Ross.  PDS Biotech announced an agreement with the University of Georgia to license the COBRA antigens.

The NIAID-sponsored preclinical work was performed by Dr. Jerold Woodward at the University of Kentucky College of Medicine and Dr. Ted Ross at the University of Georgia, in collaboration with PDS Biotech.  Dr. Ted Ross is Principal Investigator at the National Institute of Allergy and Infectious Diseases (NIAID) Collaborative Influenza Vaccine Innovation Center (CIVICs) located at the University of Georgia.  The studies demonstrated the ability of PDS0202 to promote robust induction of broadly neutralizing influenza -specific antibodies, flu-specific CD4 (helper) and CD8 (killer) T-cells, as well as long-lasting memory T-cells.  This well characterized and robust immune response to the COBRA antigens suggests strong potential for broad and long-term protection against multiple strains of influenza.

“We are excited by the highly promising preclinical results generated in collaboration with Drs. Woodward and Ross,” said Dr. Lauren V. Wood, MD, Chief Medical Officer of PDS Biotech. “The COBRA antigens provide an innovative approach to generating broadly effective immune responses against influenza, which when combined with our Infectimune™ platform may provide effective neutralization and protection against infection. The data suggests that PDS0202, has the potential to overcome the well documented limitations faced in developing a universal influenza vaccine.”

“The novel mechanisms by which the PDS Biotech-patented lipids activate critical immunological pathways may allow us to develop a new generation of vaccines that could be more effective in protecting us from infectious pathogens like influenza and Covid-19.” stated Jerold Woodward, Ph.D., Professor of Immunology at the University of Kentucky, College of Medicine.

“The preclinical results show the potential for PDS0202 to be effective in preventing viral invasion of the lungs by multiple strains of the influenza virus.” stated Ted Ross, Ph.D., Professor, and Director of the Center for Vaccines and Immunology, University of Georgia. “We look forward to seeing the PDS0202-COBRA vaccine in future human trials.”

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology platforms.

Our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them.  The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™-based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses including long-lasting memory T-cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;  any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical  results from its clinical development programs and any collaboration studies; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital